SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 12, 2008

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ

07677

   (Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2008, Par Pharmaceutical Companies, Inc. (the “Company”) announced that Veronica Lubatkin, Executive Vice President and Chief Financial Officer, will resign from her position effective March 6, 2009 in order to pursue other professional opportunities.

In addition, the Company announced that Lawrence A. Kenyon will become Executive Vice President, Finance of Par Pharmaceutical, Inc. (“Par”), effective as of December 15, 2009, and will assume the role of Executive Vice President and Chief Financial Officer of the Company as of March 9, 2009.

Lawrence A. Kenyon, 43, recently served as Executive Vice President, Chief Financial Officer, and Corporate Secretary from January 2007, and Chief Operating Officer since November 2007, of Alfacell Corporation, a publicly traded biopharmaceutical company.  Mr. Kenyon has been a member of the board of directors of Alfacell since November 2007 and will continue to serve as a member of the Alfacell board.  During the transition period through January 31, 2009, Mr. Kenyon will continue as acting President, Chief Financial Officer and Corporate Secretary of Alfacell.  Prior to joining Alfacell, Mr. Kenyon served as Executive Vice President, Chief Financial Officer, and Corporate Secretary at NeoPharm, Inc., a publicly traded biopharmaceutical company, from September 2000 through August 2006.  Prior to joining NeoPharm, he was Senior Vice President of the Gabelli Mathers Fund, a regulated investment company, from October 1999 until September 2000. Mr. Kenyon, a Certified Public Accountant, will report directly to the Chairman, President and Chief Executive Officer.

Veronica Lubatkin – Letter Agreement and Release

Ms. Lubatkin and Par entered into a letter agreement on December 12, 2008 with respect to Ms. Lubatkin’s separation from Par effective March 6, 2009 and release with respect to Ms. Lubatkin’s employment up to December 12, 2008.  In exchange for entering into the release, Ms. Lubatkin will receive a payment of $56,667, representing two months base salary.  Ms. Lubatkin will fulfill her current role as Executive Vice President and Chief Financial Officer through March 6, 2009 pursuant to the terms of her current employment agreement.  Upon satisfaction of the foregoing, Par will treat Ms. Lubatkin’s separation as a termination without cause under her employment agreement.

Lawrence A. Kenyon – Employment Agreement

Pursuant to the terms of an employment agreement effective as of December 15, 2008, between Mr. Kenyon and Par, Mr. Kenyon will receive an initial base salary of $340,000, subject to review and increase by the Company’s Board of Directors.  In addition, Mr. Kenyon will receive a sign-on bonus in the amount of $25,000.  The term of the employment agreement is for an initial three years, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided by Par or Mr. Kenyon).  In the first quarter of 2009, management will recommend to the Compensation and Management Development Committee that Mr. Kenyon be granted an equity award with an economic value ranging from $700,000 to $800,000 as part of the Company’s annual grant of equity awards to executives under the Company’s long-term incentive program.  Mr. Kenyon will be entitled to an annual bonus (with a target amount equal to 50% of his annual base salary), determined by the Board in its discretion, and to participate in the Company’s long-term incentive plans, including the stock option, restricted stock and similar equity plans.  In addition, while Mr. Kenyon is employed by Par, Par will pay the premiums on a $1,000,000 term life insurance policy for the benefit of Mr. Kenyon’s estate.

In the event that Mr. Kenyon’s employment is terminated (i) by Par without cause (as defined in the employment agreement), (ii) by Mr. Kenyon upon a material breach of the agreement by Par or (iii) by non-renewal by Par, Mr. Kenyon will be entitled to receive a severance payment equal to his annual base salary.  If Mr. Kenyon’s employment is terminated for the reasons described in the prior sentence within two years following a change of control (as defined in the agreement), then Mr. Kenyon will be entitled to receive a severance payment equal to two times his annual base salary in effect at the applicable time plus (if Mr. Kenyon’s termination is not the result of his performance of his duties) an amount equal to his last cash bonus.  In the event Mr. Kenyon’s employment is terminated other than for cause within twelve months following a change of control, then Mr. Kenyon (or his estate) will have 90 days from the date of such termination to exercise any vested equity awards, so long as the applicable plan underlying the awards is still in effect and the awards shall not have expired at the time of the exercise.  In addition, in the event Mr. Kenyon’s employment is terminated (i) by Par and the reason for such termination is not related to the performance of his duties to Par or (ii) by Mr. Kenyon upon a material breach of the agreement by Par, then all equity awards previously granted to him will vest and he will have 90 days from the date of termination to exercise such equity awards (so long as the applicable plan underlying the awards is still in effect and the awards shall not have expired at the time of the exercise).  Mr. Kenyon has agreed for a period of one year following termination of his employment with Par not to solicit business or employees away from the Company and not to provide any services that may compete with the business of Par.

Related Party Transaction with Alfacell

Because Mr. Kenyon is a member of the Board of Alfacell, beneficially owns 175,000 shares of common stock of Alfacell (which represents less than 1% of Alfacell’s outstanding common stock) and, until January 31, 2009, is the acting President, Chief Financial Officer and Secretary of Alfacell, Par’s exclusive license agreement with Alfacell is now considered a related-party transaction under Securities and Exchange Commission regulations.  Under the agreement, Par received the exclusive U.S. commercialization rights to Alfacell’s Onconase® (ranpirnase).  In exchange for the U.S. commercialization rights, Par made an initial payment to Alfacell of $5 Million and will make a subsequent payment of up to $20 Million upon (and subject to) Alfacell’s receipt of FDA approval for the product.  If Onconase® receives FDA approval, Par will commercialize the product in the United States and pay Alfacell royalties on net sales of the product, and Alfacell will be eligible to receive additional milestone payments if net sales reach certain threshold amounts in any given calendar year.  In addition, Alfacell may be eligible to receive milestone payments upon the achievement of certain development and regulatory milestones with respect to future indications for Onconase®.  Under a separate supply agreement between Alfacell and Par, Alfacell will supply commercial quantities of Onconase® to Par.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated as of:  December 17, 2008

PAR PHARMACEUTICAL COMPANIES, INC.

(Registrant)

/s/ Thomas J. Haughey

Thomas J. Haughey, Executive Vice President,

Chief Administration Officer and General Counsel

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